 EXHIBIT 4.4
DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.

Third Supplemental Indenture

This Third Supplemental Indenture, dated as of November 14, 2011 (this “Third Supplemental Indenture”), is entered into by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor under the Indenture (as defined below) following the date hereof, the “Guarantors”), DIRECTV, a Delaware corporation (the “Parent Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of August 17, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated August 17, 2010, (the “First Supplemental  Indenture”) and the Second Supplemental Indenture dated March 10, 2011, (the “Second Supplemental Indenture,” and together with the Base Indenture and the First Supplemental Indenture, as further amended and supplemented hereby, the “Indenture”), among the Issuers, the Guarantors and the Trustee, the Company has issued $750,000,000 of its 3.125% Senior Notes due 2016 (the “2016 Notes”), $1,300,000,000 of its 4.600% Senior Notes due 2021 (the “2021 Notes”) and $1,250,000,000 of its 6.000% Senior Notes due 2040 (the “2040 Notes” and, collectively with the 2016 Notes and the 2021 Notes, the “Notes”);

WHEREAS, Section 2.13(a) of the First Supplemental Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may amend the Indenture, the Supplemental Indenture, the Notes of any series and the Guarantees of such Notes or any amended or supplemental indenture without the consent of any Holder of a Note “to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes”;

WHEREAS, the amendments contained herein provide additional benefits to the Holders of the Notes and do not adversely affect the legal rights of any Holders of the Notes;

WHEREAS, pursuant to Section 2.13(a) of the First Supplemental Indenture, the Parent Guarantor has agreed to fully and unconditionally guarantee the Issuers’ obligations under the Indenture and the Notes, which guarantee is provided in a notation of guarantee;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Third Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Parent Guarantor, the Guarantors and the Trustee mutually covenant and agree as follows:

Section 1.  Definitions.

As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2.  Amendments to the Indenture.

(a)  For purposes of the Notes, Section 101 of the Base Indenture is amended to replace the definition of “Guarantor” and add the new defined term “Parent Guarantor” in its proper alphabetical location as follows:

“Guarantor” means the Parent Guarantor and any Subsidiary of the Company that guarantees the Securities and their respective successors and assigns.

“Parent Guarantor” means DIRECTV, a Delaware corporation, and any of its successors which expressly assume the Guarantee of Parent.

(b)  For purposes of the Notes, Section 1502 of the Indenture is amended by:

(i)  adding the words “(other than the Parent Guarantor)” immediately after the following words in the first sentence “Subject to Section 1504 hereof, a Guarantor”; and

(ii)  adding the following new paragraph at the end of Section 1502 of the Indenture:

“Nothing contained in this Indenture shall limit the Parent Guarantor’s ability to sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person, and any Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall not be deemed to be a successor to the Parent Guarantor as a result of such transactions and it will only become a Parent Guarantor if it elects to expressly assume the Guarantee of the Parent Guarantor.”

(c)  For purposes of the Notes, Section 1504 of the Base Indenture is amended by:

(i)  adding the words “in the case of any Guarantor other than the Parent Guarantor,” immediately after the following words in the second sentence “; (2)”; and

(ii)  deleting the following words in the second sentence “or (3)” and replacing them with the words “(3) in the case of the Parent Guarantor’s Guarantee only, the Company ceases for any reason to be a “wholly owned subsidiary” (as such term is defined in Rule 1-02(z) of Regulation S-X promulgated by the Commission) of the Parent Guarantor; or (4)”.

Section 3.  Miscellaneous.

(a)  Ratification of Indenture.  The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Third Supplemental Indenture shall apply solely with respect to the Notes.

(b)  Headings.  The headings of the Sections of this Third Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c)  Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d)  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e)  Successors and Assigns.  All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f)  Separability.  In case any one or more of the provisions contained the Indenture or this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Third Supplemental Indenture, but the Indenture or this Third Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g)  Benefits of Third Supplemental Indenture.  Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Third Supplemental Indenture.

(h)  Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

(i)  Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

*******

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DIRECTV HOLDINGS LLC, as Issuer
DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ J. William Little

Name:	J. William Little

Title:	Senior Vice President and Treasurer

DIRECTV, as Parent Guarantor

By:	/s/ J. William Little

Name:	J. William Little

Title:	Senior Vice President and Treasurer

DIRECTV, INC., as Guarantor
DIRECTV CUSTOMER SERVICES, INC., as Guarantor
DIRECTV MERCHANDISING, INC., as Guarantor
DIRECTV ENTERPRISES, LLC, as Guarantor
DIRECTV, LLC, as Guarantor
LABC PRODUCTIONS, LLC, as Guarantor
DIRECTV HOME SERVICES, LLC, as Guarantor

By:	/s/ J. William Little

Name:	J. William Little

Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ John A. (Alex) Briffett

Name:	John A. (Alex) Briffett

Title:	Authorized Signatory